UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.
     On March 9, 2011, the Board of Directors (the “Board”) of Gen-Probe Incorporated (the “Company”) amended and restated The 2003 Incentive Award Plan of the Company (the “2003 Plan”), subject to stockholder approval, to: (1) increase the shares of Company common stock authorized for issuance under the 2003 Plan by 2,500,000 shares; (2) extend the term of the 2003 Plan from March 3, 2013 to June 1, 2020; and (3) provide that shares of Company common stock that were subject to stock-settled stock appreciation rights and were not issued upon settlement or net exercise of such rights may not again be granted or awarded pursuant to the 2003 Plan (the 2003 Plan, as so amended and restated, the “Amended 2003 Plan”).
     On May 19, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the Amended 2003 Plan. Detailed voting results for all proposals subject to a vote of the Company’s stockholders at the Annual Meeting, including the approval of the Amended 2003 Plan, are described below under Item 5.07 of this Current Report on Form 8-K (this “Current Report”).
     The following description of the Amended 2003 Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended 2003 Plan, which is filed as Exhibit 10.1 to this Current Report.
     The Amended 2003 Plan is administered by the Compensation Committee of the Board with respect to awards granted to employees or consultants and by the full Board with respect to awards granted to independent directors (such administrative body, as applicable, the “Administrator”). The Administrator has the authority to select the individuals to whom awards are to be made, to determine the number of shares of Company common stock that will be subject to awards granted, to determine the terms and conditions of awards granted, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Amended 2003 Plan.
     The Administrator may grant awards under the Amended 2003 Plan to employees and independent directors of the Company or any of its subsidiaries, or consultants selected for participation in the Amended 2003 Plan. The Administrator may grant or issue the following types of awards under the Amended 2003 Plan: stock options, restricted stock, stock appreciation rights, performance-based stock and/or cash bonus awards, dividend equivalent awards, stock payment awards, deferred stock awards and restricted stock units, or any combination of the foregoing.
     The aggregate number of shares of common stock that may be issued pursuant to awards granted under the Amended 2003 Plan may not exceed 13,000,000 in the aggregate. The maximum number of shares of common stock which may be subject to awards granted under the Amended 2003 Plan to any individual in any calendar year may not exceed 500,000. In addition, the maximum aggregate amount of cash that may be paid to a participant during any calendar year with respect to one or more awards payable in cash under the Amended 2003 Plan is $3,000,000.
     The shares available for awards under the Amended 2003 Plan may be either previously unissued shares or treasury shares. Shares of common stock issued pursuant to awards granted under the Amended 2003 Plan will be reduced by two shares for each share of common stock issued pursuant to any award, other than an award of stock appreciation rights or options. Furthermore, dividend equivalents paid in cash under the Amended 2003 Plan in conjunction with any outstanding awards will not be counted against the 13,000,000-share cap on shares issuable under the Amended 2003 Plan. The Administrator has the discretion to make appropriate adjustments in the number of securities subject to the Amended 2003 Plan and to outstanding awards thereunder to reflect certain equity restructuring changes, such as stock splits or stock dividends, as well as an “extraordinary corporate event” as described in the Amended 2003 Plan.
     If any portion of any award granted under the Amended 2003 Plan terminates or lapses unexercised, the shares which were subject to the unexercised portion of such award will continue to be available for issuance under the Amended 2003 Plan. However, shares of common stock that were subject to stock-settled stock appreciation rights and were not issued upon settlement or net exercise of such rights will not again be eligible for grant or award pursuant to the Amended 2003 Plan. If, following the issuance of a share of common stock pursuant to an award which counted as two shares against the share reserve, such award terminates, lapses or cancels, then the number of shares of common stock available for issuance under the Amended 2003 Plan will increase by two shares.
     The Amended 2003 Plan will expire on June 1, 2020, unless earlier terminated. Amendments of the Amended 2003 Plan to increase the number of shares authorized for issuance under the plan (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other corporate transactions) require the approval of the Company’s stockholders. The Amended 2003 Plan requires stockholder approval of any amendment that would enable options or stock appreciation rights to be granted with an exercise price below the fair market value on the grant date, or that would allow for the extension of the exercise period of an option or stock appreciation right beyond seven years from the grant date. The Amended 2003 Plan further provides that the Administrator may not (i) amend stock options and stock appreciation rights to reduce the exercise price below the share price as of the date of grant, (ii) grant new stock options or stock appreciation rights in exchange for the cancellation of outstanding awards, or (iii) offer a cash payment to buy out any outstanding stock option or stock appreciation right, unless stockholders have approved such an action. In all other respects, the Amended 2003 Plan can be amended, modified, suspended or terminated by the Administrator, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Amended 2003 Plan will not, without the consent of the participant, affect such person’s rights under an outstanding award, unless the award agreement governing such award itself otherwise expressly so provides.
     In the event of a change in control of the Company, the Amended 2003 Plan provides that all outstanding equity awards granted under the Amended 2003 Plan will automatically become fully vested, exercisable or payable, as applicable.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Company held the Annual Meeting on May 19, 2011, at which a total of 43,761,460 shares of Company common stock, or approximately 91.6% of the shares entitled to vote, were represented in person or by valid proxies. Set forth below are final voting results for the five proposals that were subject to a vote of the Company’s stockholders at the Annual Meeting:
1)	The election of three nominees for director to serve a three-year term expiring at the Company’s 2014 Annual Meeting of Stockholders:

Director Nominee	For	Withhold	Broker Non-Votes
Phillip M. Schneider	41,708,891	363,753	1,688,816

Abraham D. Sofaer	41,611,808	460,836	1,688,816

Patrick J. Sullivan	41,844,364	228,280	1,688,816
2)	The approval of the Amended 2003 Plan:

For	Against	Abstain	Broker Non-Votes
33,626,957	8,421,319	24,368	1,688,816
3)	The advisory approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
41,328,067	728,401	16,176	1,688,816

4)	The indication, on an advisory basis, of the preferred frequency of holding future stockholder advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Frequency Vote”):

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
36,133,014	121,595	5,811,622	6,413	1,688,816
     The Board has considered these results and determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year until a Say-on-Frequency Vote is re-submitted to the Company’s stockholders, which will be no later than the Company’s Annual Meeting of Stockholders in 2017.
5)	The ratification of the selection by the Board’s Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
41,302,289	2,445,772	13,399	0
     No other matters were subject to a vote of the Company’s stockholders at the Annual Meeting.
Item 9.01. Financial Statements and Exhibits.
   (d) Exhibits.

Exhibit Number	Description

10.1	The 2003 Incentive Award Plan of Gen-Probe Incorporated, as adopted by the Board of Directors on March 9, 2011 and approved by stockholders on May 19, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description

10.1	The 2003 Incentive Award Plan of Gen-Probe Incorporated, as adopted by the Board of Directors on March 9, 2011 and approved by stockholders on May 19, 2011.